I. Vellmer Inc.
C h a r t e r e d A c c o u n t a n t *
605 – 1355 West Broadway
Vancouver, B.C., V6H 1G9

Tel: 6 0 4 - 6 8 7 - 3 7 7 3
Fax: 6 0 4 - 6 8 7 - 3 7 7 8
E-mail: v e l l m e r @ i - v e l l m e r . c a
*denotes an incorporated professional

May 28, 2014

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
U.S.A.

Re:         Valdor Technology International Inc.

Dear Sirs:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

I consent to the inclusion in this registration statement of Valdor Technology International Inc. on Form 20-F/A of my auditor’s report dated April 30, 2014, except with regards to note 14, which is dated May 28, 2014, with respect to my audits of the consolidated financial statements of Valdor Technology International Inc. as of December 31, 2013 and 2012, and my auditor’s report dated April 30, 2013 with respect to my audits of the consolidated financial statements of Valdor Technology International Inc. as of December 31, 2012 and 2011, which appear in this Form 20-F. I also consent to the reference to my Firm under the heading “Statements by Experts” in such registration statement.

Yours truly,

I VELLMER INC.

Chartered Accountant